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                                                                    EXHIBIT 99.2


                     CABLE DESIGN TECHNOLOGIES CORPORATION

                                   DIRECTOR
                       NON-QUALIFIED STOCK OPTION GRANT

Grantee:
Grant Date:
Option Shares:
Exercise Price:

          Pursuant to a resolution duly adopted by the Board of Directors of Cable Design Technologies Corporation (the "Company"), Grantee has been awarded a nonqualified stock option to purchase [ ] shares of common stock, par value $.01 per share (the "Common Stock"), of the Company at the option price per share of $[_]. This grant is effective on the date written above (the "grant date") and is made pursuant to the 2001 Long-Term Performance Incentive Plan (the "Plan").

1.        Grantee Bound by Plan. A copy of the Plan has been provided to
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     Grantee, which Plan is incorporated herein by reference and made a part hereof. The Plan and any prospectus then in effect should be carefully examined before any decision is made to exercise the option.This Grant shall be administered by the Compensation Committee of the Board or Directors of the Company or, if deemed appropriate by the Compensation Committee or the Board of Directors, the Board of Directors (collectively, the "Board").

2.        Exercise of Option. Subject to the earlier termination of the option
          ------------------
     as provided herein and in the Plan, the option may be exercised at any time and from time to time after the date of grant, but, except as otherwise provided below, such option shall not be exercisable for more than a percentage of the aggregate number of shares offered by such option determined by the number of full years from the date of grant thereof to the date of such exercise, in accordance with the following schedule:

           Completed Years                  Cumulative Percentage of Shares That
          From Date of Grant                         May Be Exercisable
          ------------------                         ------------------
          Less than 1 year                                   0%

          1 but less than 2 years                       up to 33 1/3%

          2 but less than 3 years                       up to 66 2/3%

          3 or more years                                up to 100%

provided that, subject to the other conditions of this Grant, all of the shares shall vest and be exercisable upon a Change of Control (defined in Exhibit A).
                                                                   ---------
An option shall not be exercisable in any event after the expiration of ten years from the date of grant. An option may not be exercised for a fraction of a share of Common Stock.

     Options may be exercised by delivery of written notice to the Company or in such other manner as designated by the Company from time to time.

3.        Conditions to Exercise. The option may not be exercised by Grantee
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     unless all of the following conditions are met:

    (a) Legal counsel for the Company must be satisfied at the time of exercise that the issuance of shares of Common Stock upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Act") and other applicable United States federal, state, local and foreign laws;

    (b) Grantee must pay at the time of exercise the full purchase price for the shares of Common Stock being acquired hereunder, by paying in United States dollars by cash or delivering such other consideration as is acceptable to the Board in its sole discretion;
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    (c)   Grantee must, at all times during the period beginning with the grant date of the option and ending on the date of such exercise, have been a director of the Company; provided that if:

          (i) Grantee ceases to be a director by reason of Grantee's disability or retirement (as such terms are defined in the Plan and interpreted and administered by the Board) while holding the option which has not expired and has not been fully exercised Grantee may, at any time within three years of the date of the onset of such disability or retirement (but in no event after the expiration of ten years from the grant date), exercise the option with respect to the number of shares, determined under Paragraph 2 above, as to which Grantee could have exercised the option on the date of the onset of such disability or retirement (or with respect to such greater number of shares as determined by the Board in its sole discretion) and any remaining portion of the option shall be canceled and no longer exercisable;

          (ii) Grantee dies while holding the option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Board) after the date of death (but in no event after the Option has expired), exercise the option with respect to any shares, determined under Paragraph 2, as to which the decedent could have exercised the option at the time of his death (or with respect to such greater number of shares as determined by the Board) and any remaining portion of the option shall be canceled and no longer exercisable; and

          (iii) Grantee ceases to be a director and on the date he ceases to be a director Grantee holds the option which has not expired and has not been fully exercised, Grantee may, at any time within 30 days after ceasing to be a director (but in no event after the expiration of ten years from the grant date), exercise the option with respect to the number of shares, determined under Paragraph 2 above, as to which Grantee could have exercised the option on such date he ceased to be a director (or with respect to such greater number of shares as determined by the Board in its sole discretion), and any remaining portion of the option shall be canceled and no longer exercisable.

Any option that is not exercised within the periods contemplated in clauses (i),
(ii) and (iii) above shall be canceled and no longer exercisable.

 4.       Transferability. The option may not be sold, assigned, transferred,
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     pledged, hypothecated or otherwise disposed of by Grantee, except by will or the laws of descent and distribution and is exercisable during Grantee's lifetime only by Grantee. If Grantee or anyone claiming under or through Grantee attempts to violate this Paragraph 4, such attempted violation shall be null and void and without effect, and the Company's obligation to make any further payments (stock or cash) hereunder shall terminate.

 5.       Adjustments; Change of Control. In the event of any change in the
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     number of shares of Common Stock outstanding by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger or consolidation in which the Company is the surviving corporation, rights offering, reorganization, combination or exchange of shares, distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event occurring after the grant date specified above and prior to its exercise in full, the number of shares of Common Stock for which the option may then be exercised, the type of consideration for which the option may be exercised and the option price per share may or may not be adjusted so as to reflect such change, all as determined by the Board in its sole discretion.

 6.       Withholding of Tax. It shall be a condition to the obligation of the
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     Company to furnish shares of Common Stock upon exercise of an option (i)
     that Grantee (or any person acting under Paragraph 3(c)(ii) above) pay to the Company or its designee, upon its demand and in cash or in the form of such other consideration acceptable to the Board in its sole discretion and, in all cases in accordance with the Plan, any amount that may be demanded for the purpose of satisfying the Company's obligation to withhold federal, state, local or foreign income, employment or other taxes incurred by reason of the exercise of the option or the transfer of shares thereupon and (ii) that Grantee (or any person acting under Paragraph 3(c)(ii) above) provide the Company with any forms, documents or other information reasonably required by the Company in connection with the grant. If the amount requested for the purpose of satisfying the withholding obligation is not paid, the Company may refuse to furnish shares of Common Stock upon exercise of the option.

 7.       Amendment or Substitution of Awards. The terms of this Grant may be
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     amended from time to time by the Board in its sole discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the vesting provisions of the option in Paragraph 2); provided, however, that no such amendment shall adversely affect in a material manner any right of Grantee under this Grant without Grantee's written consent, unless the Board determines in its sole discretion that there have occurred or are about to occur significant changes in Grantee's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Board in its sole discretion to have or to be expected to have a substantial effect on the performance of the Company, or any Subsidiary, affiliates, division, or department thereof, on the Plan or on this grant under the Plan. The Board may, in its sole discretion, permit Grantee to surrender this grant in order to exercise or realize the rights under other awards under the Plan, or in
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     exchange for the grant of new awards under the Plan, or require Grantee to surrender this grant as a condition precedent to the grant of new awards under the Plan.

 8.       Administration. Any action taken or decision made by the Company, the
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     Board of Directors, or the Compensation Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Grant shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board of Directors or the Compensation Committee or its delegates.

 9.       No Rights as Stockholder. Unless and until a certificate or
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     certificates representing such shares of Common Stock shall have been issued to Grantee (or any person acting under Paragraph 3(c)(ii) above), Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued to Grantee.

10.       Securities Laws. Shares of Common Stock which Grantee may acquire by
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     exercising the option may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

11.       Rights of Participants. Grantee shall have no rights under the Plan
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     other than as an unsecured general creditor of the Company.

12.       Notices. Any notice hereunder to the Company shall be addressed to:
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     Cable Design Technologies Corporation, Foster Plaza 7, 661 Andersen Drive,
     Pittsburgh, Pennsylvania 15220, Attention: President, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally or enclosed in a properly sealed envelope, addressed as set forth above, and deposited (with first class postage prepaid) in the United States mail.

13.       Binding Effect. This Grant shall be binding upon and inure to the
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     benefit of any successors to the Company and all persons lawfully claiming under Grantee.

14.       Severability. Whenever possible, each provision of this Grant shall be
          ------------
     interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Grant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Grant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.       Governing Law. The validity, construction, interpretation,
          -------------
     administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Grant, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                               * * * * * * * * *

CABLE DESIGN TECHNOLOGIES CORPORATION,
pursuant to the direction of the Board of Directors


By: ___________________________
    Paul M. Olson
    CEO & President
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                                                                       EXHIBIT A

                                  Definitions
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"Change in Control" shall be deemed to have occurred if:
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          (a)  any "person" or "group" (as such terms are used in Section 13(d)
     of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (b) there shall be consummated any consolidation, merger, reorganization or acquisition involving the Company unless following such event (i) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such event beneficially own, directly or indirectly, more than 55% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such event in substantially the same proportions as their ownership immediately prior to such event and (ii) the provisions of clause (a) above are not met and (iii) at least 55% of the members of the board of directors of the corporation resulting from such event were members of the board of directors at the time of the initial consideration of, or any action of the board relating to, such event; or

          (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis); or

          (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

          (e) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board
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     immediately prior to the date the Company initiates, or is notified of, such Control Transaction (the "Incumbent Board") shall thereafter cease to
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     constitute at least a majority of the Board; provided, however, that for purposes of this clause (e) any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.